SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                  July 21, 2003

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission                IRS Employer
jurisdiction                      File Number               Identification
of incorporation                                            Number

Delaware                           1-3492                   No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On  July  21,  2003   registrant   issued  a  press  release   entitled
"Halliburton Reaches Agreement to Request Stay Extension."

         The text of the press release is as follows:

             HALLIBURTON REACHES AGREEMENT TO REQUEST STAY EXTENSION

HOUSTON, Texas - Halliburton (NYSE: HAL) today announced that an agreement was reached among DII Industries, Harbison-Walker Refractories Company and the Official Committee of Asbestos Creditors that will be presented for the Harbison-Walker bankruptcy court's approval at a Status Conference to be held July 22, 2003 at 1:00 p.m. Oral arguments will not be held as previously scheduled for July 21, 2003.

The agreement provides for the extension, subject to bankruptcy court approval, of the court's temporary restraining order until September 30, 2003. The temporary restraining order will expire if a pre-packaged Chapter 11 filing by Halliburton's subsidiaries DII Industries, Kellogg Brown & Root and certain of their subsidiaries is not made on or prior to September 30, 2003. The parties to the agreement, however, retain the right to request the bankruptcy court to extend the stay beyond September 30, 2003. The court's temporary restraining order, which was originally entered on February 14, 2002, stays more than 200,000 pending asbestos claims against DII Industries.

Other terms of the agreement, which are not subject to bankruptcy court approval, require DII Industries to fund the remaining $30 million under the existing debtor-in-possession financing to Harbison-Walker by July 31, 2003 and DII Industries to purchase an approximately $50 million insurance receivable from Harbison-Walker. The agreement requires DII Industries to purchase the insurance receivable on the earliest of the effective date of a Harbison-Walker plan of reorganization, the effective date of a DII Industries plan of reorganization, or December 31, 2003.

In December 2002, Halliburton announced that it had reached an agreement in principle that, if and when consummated, would result in a settlement of asbestos and silica personal injury claims against DII Industries, Kellogg Brown & Root and their current and former subsidiaries with U.S. operations.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services Group and Engineering and Construction Group business segments. The company's World Wide Web site can be accessed at www.halliburton.com.

                                       ###

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     July 21, 2003                By: /s/ Bruce A. Metzinger
                                          ---------------------------------
                                               Bruce A. Metzinger
                                               Assistant Secretary